UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2007

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I.A. EUROPE GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-31705	91-2007477
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1015 SW 44th Avenue

Coral Gables, Florida 33134

(Address of Principal Executive Office) (Zip Code)

(407) 620-8104

(Registrant’s telephone number, including area code)

3191 Coral Way, Suite 609

Miami, Florida 33145

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On October 3, 2007, I.A. Europe Group, Inc., a Delaware corporation, (the “Company”) entered into a Stock Purchase Agreement with Nerio Montesel (the “Purchaser”) pursuant to which the Company agreed to sell to the Purchaser 2,000 shares of Series A Preferred Stock for $400,000, of which $150,000 has been paid in advance. The sale of the Series A Preferred Stock will amount to a change of control in the Company since Victor Minca, Chief Executive Officer of the Company, has agreed to cancel the 2,000 shares of Series A Preferred Stock he currently holds in connection with the closing.

The Purchaser has agreed to pay the remaining $250,000 into escrow, of which $38,000 may be paid to reimburse payment of taxes owed to the State of Delaware and legal and auditing fees.

The Company and the Purchaser have made representations and warranties to each other that are customary in stock purchase agreements. The closing is subject to (i) completion of the audit of appropriate financial statements, (ii) completion of all delinquent necessary Securities and Exchange Commission filings, (iii) the Company having no liabilities as of the closing, and (iv) the Company having 5,000,000 shares of common stock outstanding as of the closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

I.A. EUROPE GROUP, INC.

By:	/s/ VICTOR MINCA
Victor Minca Chief Executive Officer

Date:  October 10, 2007

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